FOR IMMEDIATE RELEASE

Ciena Appoints François Locoh-Donou as Chief Operating Officer

HANOVER, Md. - September 3, 2015 - Ciena ® (NYSE: CIEN), the network specialist, today announced that François Locoh-Donou has been appointed senior vice president and chief operating officer, effective November 1, 2015, reporting directly to President and CEO Gary B. Smith. Locoh-Donou has served as senior vice president of Ciena’s Global Products Group since August 2011.

In this new position, Locoh-Donou will assume responsibility for Ciena’s Global Field Organization, including the global sales and services functions, while retaining his existing responsibility for research and development, product line management, supply chain and network integration functions.

"In filling this new role that was created to facilitate greater organizational alignment between our product and customer teams to continue driving Ciena’s growth and diversification, François brings deep knowledge of the industry, our company and, most importantly, our customers’ business priorities and future technology strategies," said Mr. Smith. "This appointment reinforces the strength of Ciena's management team and succession plan, and we look forward to François’ contributions in building on our trusted customer relationships to help them create open, on-demand network environments."

Prior to his current role, Locoh-Donou served as Ciena’s vice president and general manager, EMEA, from June 2005 to August 2011, with responsibility for growing Ciena’s business in that region. He previously held various technical, marketing and sales management positions with the company, having re-joined Ciena in 2002 after starting at Ciena in 1997 and later attending business school.

Locoh-Donou holds an M.B.A from the Stanford Graduate School of Business, a Master’s in Optical Telecommunications from the National Institute of Telecommunications of Paris (ENST), and a "Diplome d'Ingenieur" in Physics Engineering from the National Institute of Physics in Marseille (ENSPM), France.

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About Ciena
Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or LinkedIn. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

Note to Ciena Investors
Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on June 10, 2015. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.